As filed with the Securities and Exchange Commission on September 20, 2005
Registration No. 333-126626

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	8071	77-0552594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA 94063
(650) 556-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randal W. Scott, Ph.D.
Chief Executive Officer
Genomic Health, Inc.
301 Penobscot Drive
Redwood City, CA 94063
(650) 556-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanton D. Wong Justin D. Hovey Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, CA 94120 (415) 983-1000 (415) 983-1200 facsimile	Gabriella A. Lombardi Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500 (650) 233-4545 facsimile	William H. Hinman, Jr. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, CA 94304 (650) 251-5000 (650) 251-5002 facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The purpose of this Amendment No. 4 to the Registration Statement is to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.     Other Expenses of Issuance and Distribution
      The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee	$9,507
National Association of Securities Dealers, Inc. filing fee	8,000
Nasdaq National Market listing fee	100,000
Blue Sky fees and expenses	5,000
Accounting fees and expenses	550,000
Legal fees and expenses	900,000
Printing and engraving expenses	180,000
Registrar and Transfer Agent’s fees	13,000
Miscellaneous fees and expenses	34,493

Total	$1,800,000

Item 14.     Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Article VIII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.3) and Article 5 of the Registrant’s Bylaws (Exhibit 3.5) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with our directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
      The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, our directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.
Item 15.     Recent Sales of Unregistered Securities
      The following information does not give effect to the reverse common stock split to be effected prior to the completion of this offering.
      On various dates between January 1, 2002 and August 31, 2005, we sold 1,934,223 shares of our common stock to employees, directors and consultants pursuant to the exercise of options granted under our 2001 stock incentive plan. The exercise prices per share ranged from $0.22 to $1.00, for an aggregate consideration of $443,215.03
      In March 2002, May 2002 and November 2002, we sold 4,073,913 shares of series D preferred stock for aggregate consideration of $9,370,000 to 11 accredited investors.
      In February 2004, March 2004, April 2004 and December 2004, we sold 18,543,980 shares of series E preferred stock for aggregate consideration of $52,294,024 to 75 accredited investors.

      The sales of the above securities were considered to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through their relationship with the registrant, to information about the registrant.
Item 16.     Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit
Number		Description

1.1**		Form of Underwriting Agreement.
3.1**		Restated Certificate of Incorporation of the Registrant.
3.2**		Form of Restated Certificate of Incorporation of the Registrant to be filed prior to the effective date of this Registration Statement.
3.3**		Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which this Registration Statement relates.
3.4**		Bylaws of the Registrant.
3.5		Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.
4.1**		Specimen Common Stock Certificate.
4.2**		Amended and Restated Investors’ Rights Agreement, dated February 9, 2004 between the Registrant and certain of its stockholders.
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1		Form of Indemnification Agreement between the Registrant and its officers and directors.
10.2**		2001 Stock Incentive Plan and forms of agreements thereunder.
10.3**		2005 Stock Incentive Plan and forms of agreements thereunder.
10.4.1**		Sublease Agreement dated June 1, 2001 between the Registrant and Corixa Corporation.
10.4.2**		First Amendment to Sublease Agreement dated October 29, 2003 between the Registrant and Corixa Corporation.
10.4.3**		Second Amendment to Sublease Agreement dated January 31, 2005 between the Registrant and Corixa Corporation.
10.5.1†*	*	Lifeseq Collaborative Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.5.2**		Amendment No. 1 to Lifeseq Collaborative Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.
10.5.3†*	*	Amendment No. 2 to Lifeseq Collaborative Agreement dated July 19, 2002 between the Registrant and Incyte Corporation.
10.5.4†*	*	Amendment No. 3 to Lifeseq Collaborative Agreement dated October 25, 2004 between the Registrant and Incyte Corporation.
10.6.1†*	*	Patent License Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.6.2†*	*	Amendment to Patent License Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.
10.7.1†*	*	Collaboration and Technology Transfer Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.7.2†*	*	Amendment to Collaboration and Technology Transfer Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.

Exhibit
Number	Description

10.8†**	PCR Patent License Agreement dated February 21, 2005 between the Registrant and Roche Molecular Systems, Inc.
10.9.1**	Master Security Agreement dated March 30, 2005 between the Registrant and Oxford Finance Corporation.
10.9.2**	Form of Promissory Note (Equipment) issued by the Registrant in favor of Oxford Finance Corporation.
10.9.3**	Form of Promissory Note (Computers and Software) issued by the Registrant in favor of Oxford Finance Corporation.
10.9.4**	Schedule of Promissory Notes issued by the Registrant in favor of Oxford Finance Corporation.
21.1**	List of Subsidiaries.
23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.
(b) Financial Statement Schedules
      No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.
Item 17.     Undertakings
      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 20th day of September, 2005.

Genomic Health, Inc.

By	/s/ Randal W. Scott

Randal W. Scott, Ph.D.
Chief Executive Officer and Chairman
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Randal W. Scott Randal W. Scott, Ph.D.		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 20, 2005

/s/ G. Bradley Cole G. Bradley Cole		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 20, 2005

* Kimberly J. Popovits		President, Chief Operating Officer and Director	September 20, 2005

* Julian C. Baker		Director	September 20, 2005

* Brook H. Byers		Director	September 20, 2005

* Fred E. Cohen, M.D., Ph.D.		Director	September 20, 2005

* Samuel D. Colella		Director	September 20, 2005

* Michael D. Goldberg		Director	September 20, 2005

* Randall S. Livingston		Director	September 20, 2005

*By:	/s/ Randal W. Scott Randal W. Scott, Ph.D. Attorney-in-Fact

Exhibit Index

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement.
3.1**	Restated Certificate of Incorporation of the Registrant.
3.2**	Form of Restated Certificate of Incorporation of the Registrant to be filed prior to the effective date of this Registration Statement.
3.3**	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which this Registration Statement relates.
3.4**	Bylaws of the Registrant.
3.5	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.
4.1**	Specimen Common Stock Certificate.
4.2**	Amended and Restated Investors’ Rights Agreement, dated February 9, 2004 between the Registrant and certain of its stockholders.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1	Form of Indemnification Agreement between the Registrant and its officers and directors.
10.2**	2001 Stock Incentive Plan and forms of agreements thereunder.
10.3**	2005 Stock Incentive Plan and forms of agreements thereunder.
10.4.1**	Sublease Agreement dated June 1, 2001 between the Registrant and Corixa Corporation.
10.4.2**	First Amendment to Sublease Agreement dated October 29, 2003 between the Registrant and Corixa Corporation.
10.4.3**	Second Amendment to Sublease Agreement dated January 31, 2005 between the Registrant and Corixa Corporation.
10.5.1†**	Lifeseq Collaborative Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.5.2**	Amendment No. 1 to Lifeseq Collaborative Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.
10.5.3†**	Amendment No. 2 to Lifeseq Collaborative Agreement dated July 19, 2002 between the Registrant and Incyte Corporation.
10.5.4†**	Amendment No. 3 to Lifeseq Collaborative Agreement dated October 25, 2004 between the Registrant and Incyte Corporation.
10.6.1†**	Patent License Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.6.2†**	Amendment to Patent License Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.
10.7.1†**	Collaboration and Technology Transfer Agreement dated March 30, 2001 between the Registrant and Incyte Corporation.
10.7.2†**	Amendment to Collaboration and Technology Transfer Agreement dated December 21, 2001 between the Registrant and Incyte Corporation.
10.8†**	PCR Patent License Agreement dated February 21, 2005 between the Registrant and Roche Molecular Systems, Inc.
10.9.1**	Master Security Agreement dated March 30, 2005 between the Registrant and Oxford Finance Corporation.
10.9.2**	Form of Promissory Note (Equipment) issued by the Registrant in favor of Oxford Finance Corporation.
10.9.3**	Form of Promissory Note (Computers and Software) issued by the Registrant in favor of Oxford Finance Corporation.
10.9.4**	Schedule of Promissory Notes issued by the Registrant in favor of Oxford Finance Corporation.
21.1**	List of Subsidiaries.
23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.